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                                                                   EXHIBIT 10.9




                              SUBSIDIARY GUARANTY


                 THIS SUBSIDIARY GUARANTY, dated as of May 31, 1995, made by MHI ACQUISITION CORPORATION II, a Delaware corporation ("Mergerco II"), MILESTONE HEALTHCARE MANAGEMENT, INC., a Delaware corporation ("Milestone Management"), TRUCARE HEALTH SYSTEMS, INC., a Delaware corporation ("Trucare"), TRUCARE REHABILITATION SERVICES, INC., a Texas corporation ("Trucare Rehabilitation"), and TRUCARE PHYSICAL THERAPY SERVICES, INC., a Texas corporation ("Trucare Physical"; Mergerco II, Milestone Management, Trucare, Trucare Rehabilitation and Trucare Physical are hereinafter referred to individually as a "Guarantor" and, collectively, as the "Guarantors"), in favor of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), the other lenders (ING and such other lenders, collectively, the "Lenders") now or hereafter parties to the Credit Agreement (as defined below), and ING as Agent (in such capacity, the "Agent") for such Lenders.

                              W I T N E S S E T H:

RECITALS.

                 A. MHI Acquisition Corporation I, a Delaware corporation ("Mergerco I"), Milestone Healthcare, Inc., a Delaware corporation ("Milestone"), the Lenders and the Agent have entered into a Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make a Term Loan and make available Revolving Loans to Mergerco I, all as more specifically set forth in the Credit Agreement; and

                 B. Immediately subsequent to the initial borrowing by Mergerco I under the Credit Agreement, Mergerco I shall be merged with and into Milestone (the "Merger") with Milestone surviving such Merger, assuming all of the obligations of Mergerco I under the Credit Agreement, and thereafter becoming the Borrower under the Credit Agreement (Mergerco I and Milestone, collectively, the "Borrower"); and

                 C. Immediately subsequent to the initial borrowing under the Credit Agreement, Mergerco II shall be merged with and into Milestone Management (the "Milestone Management Merger") with Milestone Management as the surviving corporation; and

                 D. Mergerco I and Mergerco II are both wholly owned subsidiaries of MHI Acquisition, Inc., a Delaware corporation (the "Holding Company"), and following the Merger and the Milestone Management Merger the Holding Company will own one hundred percent (100%) of the issued and outstanding stock of Milestone and Milestone Management; and
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                 E.       The Borrower is the owner of one hundred percent
(100%) of the issued and outstanding stock of Trucare, and Trucare is the owner of one hundred percent (100%) of the issued and outstanding stock of Trucare Rehabilitation and Trucare Physical; and

                 F. The Term Loan and the Revolving Loans (collectively, the "Loans") will be made for the purpose of, among other things, paying the Merger consideration and funding the ongoing working capital needs of the Borrower; and

                 G. Each of the Guarantors will obtain benefits, directly or indirectly, from the Loans; and

                 H. In connection with the making of the Loans under the Credit Agreement, and as a condition precedent thereto, the Agent and the Lenders are requiring that the Guarantors execute and deliver this Subsidiary Guaranty;

                 NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lenders to provide the Loans to the Borrower pursuant to the Credit Agreement, the Guarantors agrees as follows:

                 SECTION 1. Definitions, Cross-References, Etc. Capitalized terms used herein (including the preamble and recitals hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in this Subsidiary Guaranty, the Credit Agreement or any other Loan Document to the "Subsidiary Guaranty" shall mean this Subsidiary Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Subsidiary Guaranty as the same may be in effect at the time such reference becomes operative. References in this Subsidiary Guaranty to any Section, unless otherwise specified, are references to such Section of this Subsidiary Guaranty, and references in any Section to any clause, unless otherwise specified, are references to such clause of such Section.

                 SECTION 2. The Guaranty. The guaranty of the Guarantors hereunder is as set forth in this Section 2.

                 SECTION 2.1. Guaranty of Obligations of Borrower. Each of the Guarantors hereby unconditionally, jointly and severally, guarantees to the Agent and the Lenders, and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of (a) the Obligations including, without limitation
(i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower) on any Loan made under, and any Note issued pursuant to, the Credit Agreement,
(ii) all amounts






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owing to an Interest Rate Contract Counterparty that is a Lender pursuant to the terms of the Credit Agreement, and (iii) all other amounts payable and all obligations to be performed by the Borrower under the Credit Agreement or any other Loan Document and (b) any renewals or extensions of any of the foregoing (collectively, the "Guaranteed Obligations"). Each of the Guarantors agrees that this Subsidiary Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Subsidiary Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                                (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower and/or any of the Guarantors is or are or may become a party;

                                (b)     the absence of any action to enforce
                 the Credit Agreement or any other Loan Document or the waiver or consent by the Agent or any Lender with respect to any of the provisions of any Loan Document;

                                (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agent or any Lender in respect of such Lien or security (including, without limitation, the release of any such security); or

                                (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each of the Guarantors that its obligations under this Subsidiary Guaranty shall not be discharged until the payment and performance, in full, of the Obligations (other than any Obligations that are contingent and expressly survive the termination of the Credit Agreement as provided in
Section 9.5 therein). Each of the Guarantors shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations.
Each of the Guarantors expressly waives all rights it may now or in the future have under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agent or any Lender to proceed in respect of the Obligations against the Borrower or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against such Guarantor. Each of the Guarantors further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Agent or any Lender to commence an action in respect of the Obligations against the Borrower, any of the Guarantors or any other party or any security for the payment and performance of the Obligations. Each of the Guarantors agrees that any notice or directive given at any time to the Agent or any Lender which is





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inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Subsidiary Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Subsidiary Guaranty, unless the Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Subsidiary Guaranty and such waivers, the Lenders would decline to make the Loans under the Credit Agreement.

                 SECTION 2.2. Demand by the Agent and Lenders. In addition to the terms of the guaranty set forth in Section 2.1, and in no manner imposing any limitation on such terms, if the then outstanding principal amount of the Obligations under the Credit Agreement (together with all accrued interest thereon) is declared to be immediately due and payable (or automatically becomes immediately due and payable as provided in the Credit Agreement), then, each of the Guarantors, jointly and severally, shall pay to the holder or holders of the Obligations the entire outstanding Obligations due and owing to such holder or holders. Payment by any of the Guarantors shall be made to the Agent, to be credited and applied upon the Obligations, in immediately available federal funds to an account designated by the Agent or at the address set forth herein for the giving of notice to the Agent or at any other address that may be specified in writing from time to time by the Agent. The Agent will, upon any such payment to the Agent, promptly thereafter cause to be distributed like funds ratably to each Lender based on the respective principal amount of Obligations held by such Lender.

                 SECTION 2.3. Enforcement of Guaranty. In no event shall the Agent or any Lender have any obligation (although it is entitled, at its option) to proceed against the Borrower or any other Person or any real or personal property pledged to secure the Obligations before proceeding against any of the Guarantors, and the Agent or any Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Agent or any Lender's rights hereunder, to exercise any right or remedy which it may have against any property, real or personal, as a result of any Lien it may have as security for all or any portion of the Obligations.

                 SECTION 2.4. Waivers. In addition to the waivers contained in Section 2.1, each of the Guarantors waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Agent or the Lenders of, this Subsidiary Guaranty. Each of the Guarantors further hereby waives diligence,





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presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in Borrower's financial condition or any other fact which might materially increase the risk to any of the Guarantors) with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Subsidiary Guaranty. Each of the Guarantors represents, warrants and agrees that its obligations under this Subsidiary Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Agent, the Lenders, the Borrower, or any other Guarantor now existing or which may arise in the future.

                 SECTION 2.5. Benefits of Guaranty. The provisions of this Subsidiary Guaranty are for the benefit of the Agent, the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Agent and the Lenders, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Agent or any Lender to any Person or Persons, any reference to the "Agent" or "Lenders" herein shall be deemed to refer equally to such Person or Persons.

                 SECTION 2.6. Modification of Loans, etc. If the Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, any of the Guarantors:

                                (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

                                (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                                (c)     amend or modify, in any manner
                 whatsoever, the  Loan Documents;

                                (d) extend or waive the time for any of the Guarantors', Borrower's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                                (e)     take and hold security or collateral
                 for the payment of the Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged,





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                 mortgaged or conveyed, or in which the Agent or the Lenders have been granted a Lien, to secure any indebtedness of the Borrower, any of the Guarantors or any other guarantor of the Obligations, to the Agent or the Lenders;

                                (f)     release anyone who may be liable in
                 any manner for the payment of any amounts owed by the Borrower, any of the Guarantors or any other guarantor of the Obligations, to the Agent or any Lender;

                                (g)     modify or terminate the terms of any
                 intercreditor or subordination agreement pursuant to which claims of other creditors of the Borrower, any of the Guarantors or any other guarantor of the Obligations, are subordinated to the claims of the Agent or any Lender; or

                                (h)     apply any sums by whomever paid or
                 however   realized to any amounts owing by the Borrower, any
                 of the Guarantors or any other guarantor of the Obligations, to the Agent or any Lender in such manner as the Agent or any Lender shall determine in its discretion;

then neither the Agent nor any Lender shall incur any liability to any of the Guarantors as a result thereof, and no such action shall impair or release the obligations of any of the Guarantors under this Subsidiary Guaranty.

                 SECTION 2.7. Reinstatement. This Subsidiary Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against any of the Guarantors or the Borrower for liquidation or reorganization, in the event any of the Guarantors or the Borrower becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of any of the Guarantors' or the Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Obligations or part thereof so rescinded shall be reinstated, and the Obligations shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                 SECTION 2.8.   Subrogation and Contribution.

                 (a) Upon the making by any of the Guarantors of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided that such Guarantor shall not enforce any right





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or receive any payment by way of subrogation until all of the Guaranteed
Obligations have been paid and performed in full and the Revolving Loan Commitment has been terminated. If any amount shall be paid to such Guarantor on account of such subrogation rights, such amounts shall be held in trust for the benefit of the Agent and the Lenders and shall be forthwith paid to the Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Guaranteed Obligations existing.

                 (b) In the event any Guarantor (a "Funding Guarantor") shall make any payment under this Subsidiary Guaranty or shall suffer any loss as a result of any realization upon any of its assets pursuant to any Loan Document, each other Guarantor (each, a "Contributing Guarantor") shall contribute to such Funding Guarantor an amount equal to such Contributing Guarantor's "Pro Rata Share" of such payment made, or loss suffered, by such Funding Guarantor. For the purposes hereof, each Contributing Guarantor's Pro Rata Share with respect to any such payment or loss by a Funding Guarantor shall be determined as of the date on which such payment or loss was made or suffered by reference to the ratio of (i) such Contributing Guarantor's maximum obligation hereunder as provided in Section 5 (such Guarantor's "Maximum Obligation") as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (ii) the aggregate Maximum Obligations of all Guarantors (including such Funding Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 2.8(b) shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Obligation). Each Guarantor covenants and agrees that its right to receive any contribution hereunder from a Contributing Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations and all guarantees thereof.

                 SECTION 2.9. Election of Remedies, Etc. Any election of remedies which results in the denial or impairment of the right of the Agent or any Lender to seek a deficiency judgment against Borrower shall not impair any Guarantor's obligations to pay the full amount of the Obligations. In the event the Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, the Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Subsidiary Guaranty, notwithstanding that any present or future law or court





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decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                 SECTION 2.10. Continuing Guaranty. Each of the Guarantors agrees that this Subsidiary Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations.

                 SECTION 3. Deliveries. In a form satisfactory to the Agent, each of the Guarantors shall deliver to the Agent, concurrently with the execution of this Subsidiary Guaranty and the Credit Agreement, such of the Loan Documents and other Instruments, certificates and documents as are required to be delivered by each of the Guarantors to the Agent under the Credit Agreement.

                 SECTION 4. Representations and Warranties. To induce the Lenders to make the Loans under the Credit Agreement, each of the Guarantors makes the following representations and warranties to the Agent and the Lenders, each and all of which shall survive the execution and delivery of this Subsidiary Guaranty:

                 SECTION 4.1. Organization, Power, Authority, etc. Such Guarantor is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could reasonably result in a Material Adverse Effect or could impair such Guarantor's ability to perform its obligations under this Subsidiary Guaranty and the other Loan Documents to which it is a party, and has full power and authority and holds all material governmental licenses, permits and other approvals, if any, required under all Requirements of Law to own and hold under lease its property and to conduct its business as currently conducted by it. Such Guarantor has full power and authority to enter into and perform its obligations under this Subsidiary Guaranty and each other Loan Document executed or to be executed by it.

                 SECTION 4.2. Due Authorization. The execution and delivery by such Guarantor of this Subsidiary Guaranty and any other Loan Document executed or to be executed by it, the performance by such Guarantor of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or of any security issued by such Guarantor or of any Instrument to which such Guarantor or the Borrower is a party or of any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of the Guarantor's or the Borrower's properties.





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                 SECTION 4.3.   Validity, etc.  This Subsidiary Guaranty is,
and each other Loan Document executed by the Guarantors will upon the due execution and delivery thereof constitutes, the legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms subject to the effect of (a) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 SECTION 5. Savings Clause. (a) It is the intent of each Guarantor, the Agent and the Lenders that such Guarantor's maximum obligations hereunder (all of such Guarantor's obligations hereunder, collectively, the "Subject Obligations") shall be in, but not in excess of:

                                (i) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Subject Obligations are incurred, the maximum amount which would not otherwise cause the Subject Obligations (or any other obligations of Guarantor to the Agent and Lenders) to be avoidable or unenforceable against Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                               (ii) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Subject Obligations are incurred, the maximum amount which would not otherwise cause the Subject Obligations (or any other obligations of Guarantor to the Agent and Lenders) to be avoidable or unenforceable against Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                              (iii) in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws or any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding), the maximum amount which would not otherwise cause the Subject Obligations (or any other obligations of such Guarantor to the Agent and Lenders) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation.





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The substantive laws under which the possible avoidance or unenforceability of the Subject Obligations (or any other obligations of a Guarantor to the Agent and the Lenders) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions".

                 (b) To the end set forth in Section 5(a), but only to the extent that the Subject Obligations of a Guarantor would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Subject Obligations, and if the Subject Obligations would render such Guarantor insolvent, leave such Guarantor with an unreasonably small capital to conduct its business or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Subject Obligations are deemed to have been incurred under the Avoidance Provisions, then the maximum Subject Obligations shall be reduced to that amount which, after giving effect thereto, would not cause the Subject Obligations (or any other obligations of such Guarantor to the Agent and Lenders), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 5(b) is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the Subject Obligations to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section 5(b) as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

                 SECTION 6. Permitted Assignment by the Agent and the Lenders. The Agent and the Lenders may freely assign their rights and delegate their duties under this Subsidiary Guaranty in accordance with the terms of
Section 9.11 of the Credit Agreement, and no such assignment or delegation shall diminish the Guarantors' obligations hereunder.

                 SECTION 7. Further Assurances. Each of the Guarantors agrees, upon the written request of the Agent or any Lender, to execute and deliver to the Agent or any Lender, from time to time, any additional instruments or documents reasonably considered necessary by the Agent or such Lender to cause this Subsidiary Guaranty to be, become or remain valid and effective in accordance with its terms.

                 SECTION 8. Payments Free and Clear of Taxes. Any and all payments required to be made by the Guarantors hereunder shall be made free and clear of, and without deduction for, any and all present and future Taxes.
Each of the Guarantors will, jointly and severally, indemnify each Lender and the Agent for the full amount of Taxes (including, without limitation, any such Taxes imposed by any jurisdiction on amounts payable under this Section 8) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this Section 8 will be made within five (5) days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Within 30 days after the date of any payment of Taxes, the Guarantors will furnish to the Agent, at its address referred to in Section 9.4, the original or a certified copy of any receipt received by the Guarantors evidencing payment thereof.

                 SECTION 9.     Miscellaneous.

                 SECTION 9.1. Entire Agreement; Amendments. This Subsidiary Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Obligations, including without limitation, the loans, advances and other obligations under the Loan Documents, and may not be amended or supplemented except by a writing signed by the Guarantors and the Agent, as provided in Section 9.1 of the Credit Agreement.

                 SECTION 9.2. Headings. The headings in this Subsidiary Guaranty are for convenience of reference only and are not part of the substance of this Subsidiary Guaranty.

                 SECTION 9.3. Severability. In the event that any one or more of the provisions contained in this Subsidiary Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Subsidiary Guaranty shall not be in any way impaired.

                 SECTION 9.4. Notices. All notices hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Agent, the Lenders or the Guarantors if addressed or delivered to them at, in the case of the Agent and the Lenders, their respective addresses and telecopier numbers specified in Section 9.2 of the Credit Agreement and, in the case of the Guarantors, care of the Borrower at the address specified for the Borrower in
Section 9.2 of the Credit Agreement (in each case with copies addressed as provided in Section 9.2 of the Credit Agreement), or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 9.5. Binding Effect. This Subsidiary Guaranty shall bind the Guarantors and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. None of the Guarantors may assign this Subsidiary Guaranty or delegate any of its duties hereunder.

                 SECTION 9.6. Non-Waiver. The failure of the Agent or any Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Agent or any Lender, nor excuse any of the Guarantors from its obligations hereunder. Any waiver of any such right or remedy by the Lenders must be in writing and signed by the Agent, as provided in Section 9.1 of the Credit Agreement.

                 SECTION 9.7. Termination. This Subsidiary Guaranty shall terminate and be of no further force or effect on the date when the Obligations (other than any Obligations that are contingent and expressly survive the termination of the Credit Agreement as provided in Section 9.5 therein) have been indefeasibly paid in full, all Commitments have terminated, and the Credit Agreement has terminated.

                 SECTION 9.8.   Governing Law; Entire Agreement.

                 (a) THIS SUBSIDIARY GUARANTY SHALL BE DEEMED TO BE MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Subsidiary Guaranty and the other Loan Documents constitute the entire understanding among the parties thereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

                 (b) EACH OF THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE GUARANTORS AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 (c) Each of the Guarantors hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Guarantors, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to each of the Guarantors, at its address set forth in Section 9.4, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Guarantors. Each of the Guarantors irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth in Section 9.4, such service to become effective upon the earlier of (i) the date ten (10) calendar days after such mailing or (ii) any earlier date permitted by applicable law. Each of the Guarantors agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 9.8 shall affect the right of the Agent or any Lender to bring proceedings against any of the Guarantors in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 9.9. Expenses. Each of the Guarantors agrees, jointly and severally, that it will reimburse the Agent and the Lenders for all reasonable expenses (including reasonable attorneys fees and expenses) incurred by the Agent or any Lender in connection with the obligations of the Guarantors to the Agent and the Lenders under this Subsidiary Guaranty and any other Loan Documents and all reasonable expenses (including reasonable attorneys fees and expenses) incurred by the Agent or any Lender in connection with the enforcement of this Subsidiary Guaranty.

                 SECTION 9.10. Indemnity. Each of the Guarantors agrees, jointly and severally, to indemnify the Agent and the Lenders and hold them harmless against any documentary taxes, withholding taxes (subject to compliance with Section 3.5 of the Credit Agreement), assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Subsidiary Guaranty.

                 SECTION 9.11. Waiver of Jury Trial, Etc. EACH OF THE GUARANTORS AND, BY ITS ACCEPTANCE OF THIS SUBSIDIARY GUARANTY, EACH OF THE LENDERS AND THE AGENT, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBSIDIARY GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS

(WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS, THE GUARANTORS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 SECTION 9.12. Limitation of Liability. Neither the Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and EACH OF THE GUARANTORS HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY ANY OF THE GUARANTORS IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS SUBSIDIARY GUARANTY AND THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH.

                 SECTION 9.13. Counterparts, Effectiveness, etc. This Subsidiary Guaranty may be executed by the parties hereto in several counterparts, each of which shall be executed by the Guarantors and the Agent and be deemed to be an original and all of which shall constitute together but one and the same Guaranty. This Subsidiary Guaranty shall become effective when counterparts hereof executed on behalf of the Guarantors and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Guarantors and each Lender.

                 SECTION 9.14. Effectiveness of Execution and Delivery by Certain Parties. This Agreement shall be deemed executed and delivered by Milestone Management, Trucare, Trucare Rehabilitation and Trucare Physical immediately upon effectiveness of the Merger, and the execution and delivery by such parties of this Agreement shall not be a condition to the execution, delivery or effectiveness of this Agreement as between Mergerco II and the Agent.


                 IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guaranty to be executed as of the day and year first above written.



                                     MHI ACQUISITION CORPORATION II



                                     By:  /s/ William A. Brosius
                                          ---------------------------------
                                          Name:
                                          Title:

                                       MILESTONE HEALTHCARE MANAGEMENT,
                                         INC.



                                       By:  /s/ William A. Brosius
                                            ------------------------------
                                            Name:
                                            Title:



                                       TRUCARE HEALTH SYSTEMS, INC.


                                       By:  /s/ William A. Brosius
                                            ------------------------------
                                            Name:
                                            Title:



                                       TRUCARE REHABILITATION SERVICES,
                                         INC.



                                       By:  /s/ William A. Brosius
                                            ------------------------------
                                            Name:
                                            Title:



                                       TRUCARE PHYSICAL THERAPY
                                         SERVICES, INC.



                                       By:  /s/ William A. Brosius
                                            ------------------------------
                                            Name:
                                            Title: